UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

Amendment No. 1

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

Green Brick Partners, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400
Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report)

Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Green Brick Partners, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 30, 2015 (the “Original Filing”) in order to update certain information contained in Item 5.02 of the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(e) Effective December 10, 2015, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), dated as of December 2, 2015, with Mr. Corley, in connection with Mr. Corley’s previously announced departure. As consideration for entering into the Settlement Agreement (which contains a release of any and all claims against the Company and certain related parties), Mr. Corley is entitled to a payment of $312,500. Two $312,500 payments relating to 2016 and 2017 potentially owed under Mr. Corley’s employment agreement as well as any obligations of the Company for any other compensation and severance payments were terminated and released. Under the Settlement Agreement, Mr. Corley has agreed to certain non-solicitation and confidentiality restrictive covenants.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Settlement Agreement and Mutual Release, dated as of December 2, 2015, between the Company and John Jason Corley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name: Title:	Richard A. Costello Chief Financial Officer

Date: December 10, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Settlement Agreement and Mutual Release, dated as December 2, 2015, between the Company and John Jason Corley.